                                                                EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                 DAN RIVER INC.

                                   ARTICLE I

                                  SHAREHOLDERS
                                  ------------

          Section 1.  Annual Meeting.  The annual meeting of the shareholders
          ---------   --------------
for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal executive offices of the Corporation at 9:00 a.m., on the fourth Thursday of the fourth calendar month after the end of the Corporation's fiscal year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the twelve calendar months after the end of the Corporation's fiscal year that such meeting shall be in lieu of the annual meeting in respect of such fiscal year, provided that in any such case the notice of the meeting shall so state.

          Section 2.  Special Meetings.  Special meetings of the shareholders
          ---------   ----------------
may be called by a majority of the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer, but no such special meetings may be called by any other person or persons. Special meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof.

          Section 3.  Notice of Meetings.  A written or printed notice stating
          ---------   ------------------
the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his or her address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.
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          Section 4.  Quorum and Shareholder Vote.  A quorum for action on any
          ---------   ---------------------------
subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

          Section 5.  Proxies.  A shareholder may vote either in person or by
          ---------   -------
proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

          Section 6.  Fixing Record Date.  For the purpose of determining
          ---------   ------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

          Section 7.  Notice of Shareholder Business.  At an annual meeting of
          ---------   ------------------------------
the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the

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Secretary of the Corporation.  To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 130 days prior to the meeting; provided, however, that in the event that less than 60 days' notice to shareholders or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 8.  Notice of Shareholder Nominees.  Only persons who are
          ---------   ------------------------------
nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 130 days prior to the meeting; provided, however, that in the event that less than 60 days' notice to shareholders or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the

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meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE II

                                   DIRECTORS
                                   ---------

          Section 1.  Powers of Directors.  All corporate powers shall be
          ---------   -------------------
exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitations imposed by law, by the Articles of Incorporation, or by these Bylaws.

          Section 2.  Number of Directors.  The number of directors constituting
          ---------   -------------------
the entire Board of Directors shall be not less than one (1) nor more than twenty (20), and the exact number shall be fixed from time to time by the Board of Directors; provided, however, that the number of directors constituting the entire Board shall be six (6) until otherwise changed by the Board of Directors or by the shareholders at any annual or special meeting. No decrease in the number of directors shall shorten the term of any director at the time in office. Directors need not be residents of the State of Georgia.

          Section 3.  Meetings of the Directors.  The Board of Directors shall
          ---------   -------------------------
meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by any director of the Board of Directors.

          Section 4.  Notice of Meetings.  Notice of each meeting of the
          ---------   ------------------
Directors shall be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, telegraph, cablegram or facsimile transmission or in person at least two days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he or she is present at the meeting.

          Section 5.  Action of Directors Without a Meeting.  Any action
          ---------   -------------------------------------
required by law to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

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          Section 6.  Committees.  The Board of Directors may, in its
          ---------   ----------
discretion, appoint committees, each consisting of one or more Directors, which committees shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Restated and Amended Articles of Incorporation of the Corporation pursuant to
Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, or (5) approve a plan of merger not requiring shareholder approval. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

          Section 7.  Compensation.  The Board of Directors shall have the
          ---------   ------------
authority to determine from time to time the amount of compensation that shall be paid by the Corporation to its members for attendance at meetings of, or service on, the Board of Directors or any committee of the Board. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

          Section 8.  Resignations; Removal; Vacancies.  Any director may resign
          ---------   --------------------------------
at any time upon written notice to the Corporation. The entire Board of Directors or any individual director may be removed only for cause and only at a shareholders' meeting. Any vacancy occurring in the Board of Directors or any newly created directorship shall be filled by the affirmative vote of a majority of the remaining directors, although such a majority is less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until the election and qualification of his or her successor or, if the vacancy results from an increase in the number of directors, until the next election of directors by the shareholders.

          Section 9.  Telephone Conference Meetings.  Unless the Restated and
          ---------   -----------------------------
Amended Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

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                                  ARTICLE III

                                    OFFICERS
                                    --------

          Section 1.  Executive Structure of the Corporation.  The officers of
          ---------   --------------------------------------
the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors, a Chief Executive Officer and a Secretary and such other officers or assistant officers, including a Chief Executive Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretaries, Treasurers, Assistant Secretaries or Assistant Treasurers, or any other officers that the Board of Directors may establish, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or until such officer's successor is elected and qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person; provided, however, that the offices of Chairman of the Board
                    --------  -------
of Directors and Secretary shall not be held by the same person.

          Section 2.  Chairman of the Board.  The Chairman of the Board of
          ---------   ---------------------
Directors shall give guidance to the Chief Executive Officer and other officers of the Corporation in the setting of corporate policy and in the conduct of the Corporation's business and affairs. He or she shall preside generally at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

          Section 3.  Chief Executive Officer.  The Chief Executive Officer
          ---------   -----------------------
shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation.

          Section 4.  Secretary.  The Secretary shall keep the minutes of the
          ---------   ---------
meetings of the shareholders and the Board of Directors and shall have custody of and attest the seal of the Corporation.

          Section 5.  Other Duties and Authorities.  Each officer, employee and
          ---------   ----------------------------
agent shall have such powers and duties as may be conferred on them by the Board of Directors or by a more senior officer.

          Section 6.  Removal.  Any officer may be removed at any time by the
          ---------   -------
Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment.

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          Section 7.  Compensation.  The salaries of the officers shall be fixed
          ---------   ------------
from time to time by the Board of Directors or a committee of the Board of Directors, the Chairman of the Board or the Chief Executive Officer to the extent the Board of Directors has delegated such power and duty. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.


                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL
                        --------------------------------

          Section 1.  Depositories.  All funds of the Corporation shall be
          ---------   ------------
deposited in the name of the Corporation in such depository or depositories as the Chief Executive Officer or other officer, officers, agent or agents designated by the Chief Executive Officer may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Chief Executive Officer or his designee may from time to time authorize.

          Section 2.  Contracts.  All contracts and other instruments shall be
          ---------   ---------
signed on behalf of the Corporation by the Chief Executive Officer, or by such other officer, officers, agent or agents, as the Chief Executive Officer designates from time to time or as the Board from time to time may by resolution provide.

          Section 3.  Seal. The corporate seal of the Corporation shall be as
          ---------   ----
follows:





          The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or any Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

                                   ARTICLE V

                                STOCK TRANSFERS
                                ---------------

          Section 1.  Form and Execution of Certificates.  The certificates of
          ---------   ----------------------------------
shares of capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board or another officer and by the Secretary or any Assistant Secretary, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is

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countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

          Section 2.  Transfers of Shares.  Shares of stock in the Corporation
          ---------   --------------------
shall be transferable only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.

          Section 3.  Lost, Destroyed or Stolen Certificates.  When the holder
          ---------   --------------------------------------
of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board may by resolution provide for, or may authorize such officer or agent as it may designate to provide for, the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, if required by the Corporation, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may also authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

          Section 4.  Transfer Agent and Registrar.  The Board may (but shall
          ---------   ----------------------------
not be required to) appoint a transfer agent or agents and a registrar or registrars to effect transfers of shares of stock, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

          Section 1.  Mandatory Indemnification.  The Corporation shall
          ---------   -------------------------
indemnify to the fullest extent permitted under the Georgia Business Corporation Code as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was a director or officer against liability (as director, officer and liability are defined in the Georgia Business Corporation Code), incurred in the proceeding, if he or she acted in a manner he or she

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believed in good faith to be in or not opposed to the best interests of the
Corporation and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

          Section 2.  Permissive Indemnification.  The Corporation shall have
          ---------   --------------------------
the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was an employee or agent of the Corporation against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

          Section 3.  Advances for Expenses.  The Corporation shall pay for or
          ---------   ---------------------
reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:

          (i) Such person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 or Section 2 above, as applicable; and

          (ii) Such person furnishes the Corporation a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     The written undertaking required by paragraph (ii) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

          Section 4.     Indemnification Not Exclusive.  The right to
          ---------      -----------------------------
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Restated and Amended Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

          Section 5.     Amendment or Repeal.  Any repeal or modification of the
          ---------      -------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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                                 ARTICLE VII

                              AMENDMENT OF BYLAWS
                              -------------------

          Except as otherwise provided by the Restated and Amended Articles of Incorporation of the Corporation, these Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

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